UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2017

EARTH SCIENCE TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55000	45-4267181
(Commission File Number)	(IRS Employer Identification No.)

8000 NW 31st Street, Suite 19 Doral, FL	33122
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (305) 615-2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Joint Venture Agreement executed with Nutrition Specialties, LLC, a Florida limited liability company (“Nutrition Specialties”)

On January 27, 2017, The Registrant executed joint venture agreement agreement with Nutrition Specialties. The joint venture created under this agreement is to market sports supplement products produced by Nutrition Specialites incorporating cannabidiol (CBD) supplied by Registrant and marketed by the Registrant’s sales personnel. Nutrition Specialties will purchase the CBD for the sports supplements products from the Registrant at the Registrant’s prevailing prices. The Registrant’s sales representatives will promote and market the nutrition supplements, which will feature the Registrant’s logo on them, and each party will host a page on their home website recognizing the other and directing consumer’s to the other’s products

The joint venture agreement shall be for a term of one (1) year and shall automatically renew for 1-year terms unless it is cancelled by either party with a written notice to the other not less than 60 days prior to the end of the term.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
1.	Joint Venture Agreement between the Registrant and Nutrition Specialties dated January 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: October 30, 2017	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
President and COO